Exhibit 99.1

Reminder: BioSig to Host Conference Call and Webcast on September 15, 2020 to Discuss Unblinding of PURE EP Human Data

Westport, CT, Sept. 14, 2020 (GLOBE NEWSWIRE) --

●	Peer-reviewed, blinded, randomized data recently presented at ESC Congress 2020
●	Commercial market update discussion
●	Presentation to include webcast

Westport, CT, September 14, 2020 — BioSig Technologies, Inc. (Nasdaq: BSGM) (“BioSig” or the “Company”), a medical technology company developing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced it will host a call and webcast to discuss the results from the first randomized, blinded signal sample analysis in the PURE EP 2.0 Clinical Study. The data was generated during atrial fibrillation ablation procedures conducted at St. David’s Medical Center, Austin, Texas.

Conference Call Details:

Date: Tuesday, September 15, 2020 Time: 11:00 AM Eastern Time (ET)

Dial in Number for U.S. Callers: 1-877-407-8293

Webcast link: https://event.webcasts.com/starthere.jsp?ei=1369137&tp_key=cbdbc3a4b8

A replay will be available for two weeks starting on September 15, 2020, at approximately 3:00 PM ET. To access the replay, please dial 877-660-6853 in the U.S. The conference ID# is 13709732.

On August 04, 2020, BioSig announced that the Company installed its PURE EP(tm) System at Massachusetts General Hospital (MGH) as part of an expanding clinical study. “The PURE EP(tm) System evaluation and data collection at MGH will commence under the leadership of investigator Moussa Mansour M.D., Director of MGH’s Cardiac Electrophysiology Laboratory and Atrial Fibrillation Program.”

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133